________ __, 1995



The First National Bank of Chicago
One First National Plaza
Suite 0124
Chicago, Illinois  60670-0124

           Re: SunAmerica Inc. ("SunAmerica") and SunAmerica Capital
               Trust I (the "Trust" and, together with SunAmerica, the
               "Offerors")

Ladies and Gentlemen:

               Pursuant to The Offer section of the Offering
Circular/Prospectus dated ________________ (the "Offering
Circular/Prospectus"), we appoint you as Exchange Agent subject to the terms hereof. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Offering Circular/Prospectus.

               The Offerors have delivered to you or will deliver to you (i) a copy of the Letter of Transmittal, in the form attached hereto as Exhibit A,
(ii) copies of all other documents or materials to be forwarded to the Holders and (iii) a copy of the resolutions adopted by the Board of Directors of SunAmerica or a duly constituted committee thereof authorizing the Offer and your appointment as Exchange Agent. SunAmerica has delivered or will deliver to you (i) a list showing the names and addresses of the Holders as of the close of business on March __, 1995, and the number of shares of Series B Preferred held by each such Holder as of such date and (ii) a list of certificates (giving the certificate number) stating which shares of Series B Preferred have been or are, as of such date, lost, stolen, destroyed or replaced or restricted as to transfer (noting the text of the restrictive legends applicable thereto) or with respect to which a stop transfer order has been noted.

1. Appointment of the Exchange Agent. This will confirm the Offerors' appointment of The First National Bank of Chicago as the Exchange Agent provided for in the Offering Circular/Prospectus and, in that capacity, authorization to act solely as agent for the Offerors hereunder for the purpose of receiving from the Holders the Series B Preferred tendered in exchange for Preferred Securities of the Trust upon satisfaction of the conditions set forth herein. You will not owe fiduciary duties to any other person by reason of this appointment.

2. Duties and Obligations of the Exchange Agent. As Exchange Agent, you are hereby instructed to perform the specific exchange agency duties set forth in The Offer section of the Offering Circular/Prospectus and the related Letter of Transmittal and to perform such duties as are specifically set forth herein, and no implied covenants or obligations should be read into your appointment as Exchange Agent against you. Without limiting and in furtherance of the foregoing, you shall not be liable or responsible for any of the provisions of the Offering Circular/Prospectus except for those expressly referred to herein above. Further, as Exchange Agent you:

               (i) will furnish reports from time to time at the request of SunAmerica, the Trust, the Information Agent or the Dealer Manager showing the number of shares of Series B Preferred tendered (previous, herewith and total), the number of shares of Series B Preferred validly tendered represented by certificates (or for which confirmation of receipt of book-entry transfer of such shares into the Exchange Agent's account pursuant to the procedures set forth in the Offering Circular/Prospectus has been received) (previous, herewith and total), the number of shares of Series B Preferred represented by Notice of Guaranteed Delivery received on such date, and the number of shares of Series B Preferred properly withdrawn on such date;

             (ii) will be regarded as making no representations or warranties and having no responsibilities regarding the validity or adequacy of the Offerors' power to make this appointment or the Offer;

            (iii) will not be responsible in any manner whatsoever for the correctness of the statements made in the Offering
         Circular/Prospectus; the Letter of Transmittal or in any document furnished to you by the Offerors;

             (iv) shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by you in the performance of your duties hereunder, in the absence of willful misconduct or gross negligence on your part, nor shall you be liable for any error of judgment made in good faith unless you shall have been grossly negligent in ascertaining the pertinent facts;

               (v) may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any oral or written instruction, notice, request, direction, consent, report, certificate, form of bond certificate or other instrument, paper or document in good faith believed by you to be genuine;

             (vi) may consult with counsel of your choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by you hereunder in good faith and in reliance thereon; and

            (vii) may perform your duties and exercise your rights hereunder directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by you with due care hereunder.

3. Maintenance of Records. You will keep and maintain complete and accurate records and ledgers showing all Series B Preferred exchanged by you and payments made by you. Letters of Transmittal and telegrams, telexes, facsimile transmissions and other materials submitted to you shall be preserved by you until delivered to, or otherwise disposed of in accordance with the instructions of, the Offerors.

4. Indemnification, Compensation and Expenses. (a) In consideration of your acceptance of the foregoing appointment by the Offerors, SunAmerica hereby agrees:

               (1) to indemnify you for, and to hold you harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on your part, arising out of or in connection with the acceptance or administration of the agency created under the foregoing appointment, including the costs and expenses (including the reasonable fees and expenses of your counsel) of defending yourself against any claim or liability in connection with the exercise or performance of any of your duties thereunder and of enforcing this indemnification provision; and

             (ii) to pay to you a fee for all services rendered by you under the foregoing appointment according to the fee schedule attached hereto as Exhibit A; and

            (iii) to reimburse you upon your request for all reasonable expenses, disbursements and advances incurred or made by you in accordance with any of your agency duties (including the reasonable compensation and the expenses and disbursements of your agents and counsel), except any such expenses, disbursement or advance as may be attributable to your gross negligence or willful misconduct.

               (b) You shall not be required to advance, expend or risk your own funds or otherwise incur or become exposed to financial liability in the performance of your duties hereunder.

5. IRS Filings. You shall arrange to comply with all requirements under the tax laws of the United States, including those relating to missing Taxpayer Identification Numbers, and shall file any appropriate reports with the IRS (e.g., 1099, 1099B, etc.).

6.       Governing Law.     This agreement shall be construed and enforced in
accordance with the laws of the state of New York

               Please confirm your acceptance of the arrangements herein provided by signing and returning to us the enclosed duplicates of this letter.

                                       SUNAMERICA INC.


                                       By: ________________________
                                           Name:
                                           Title:



                                       SUNAMERICA CAPITAL TRUST I



                                       By: ________________________
                                           Name:  James R. Belardi
                                           Title: Trustee



                                       By: ________________________
                                           Name:  Scott L. Robinson
                                           Title: Trustee


THE FIRST NATIONAL BANK
  OF CHICAGO



By: _______________________________
    Name:
    Title:


                                                                     EXHIBIT A


                                 FIRST CHICAGO
                                 FEE SCHEDULE
                            EXCHANGE AGENT SERVICES
                    SERIES B PREFERRED STOCK/EXCHANGE OFFER
                                SUNAMERICA INC.
                          SUNAMERICA CAPITAL TRUST I



I.       Exchange Agency

         A fee for the receipt of tendered shares of SunAmerica Inc. Series B Preferred Stock will be charged at $6.50 per letter of transmittal. The total charge will be subject to a minimum of $3,000 and maximum of $10,000.

         This fee covers examination and execution of all required documentation, receipt of tendered shares and transmittal letters, reporting as required to SunAmerica and other parties and communication with DTC.


II.      Miscellaneous

         Fees for services not specifically covered in this schedule will be assessed in amounts commensurate with the services rendered. The fees in this schedule are subject to reasonable adjustments as changes in laws, procedures, or costs of doing business demand. The costs of supplies and other out-of-pocket expenses that can be directly allocated will be added to our regular charges.